Exhibit 99.1

Viasat and Inmarsat to Combine, Creating a New Leading Global Communications

Innovator

•	Accelerates Availability and Customer Choice for Broadband and IoT Services in Highly Competitive, Fragmented Global Markets

•	Complementary Resources and Assets Create New Opportunities for Enhanced Growth and Innovation in Multi-band, Multi-orbit, Hybrid Space and Terrestrial Networks

•	Increased Financial Strength and Resiliency Expected to Provide a Solid Foundation for Innovation and Capital Investment with Enhanced Free Cash Flow

CARLSBAD, Calif., and LONDON, November 8, 2021 — Viasat Inc., (NASDAQ: VSAT), a global communications company, and Inmarsat, a leading provider of global mobile satellite communications services, today announced they have entered into a definitive agreement under which Viasat will acquire Inmarsat in a transaction valued at $7.3 billion, comprised of $850.0 million in cash, approximately 46.36 million shares of Viasat common stock valued at $3.1 billion based on the closing price on Friday November 5, 2021, and the assumption of $3.4 billion of net debt.

The combination will create a leading global communications innovator with enhanced scale and scope to affordably, securely and reliably connect the world. The complementary assets and resources of the new organization will enable the availability of advanced new services in mobile and fixed segments, driving greater customer choice in broadband communications and narrowband services (including the Internet of Things or “IoT”).

The combined company intends to integrate the spectrum, satellite and terrestrial assets of both companies into a global high-capacity hybrid space and terrestrial network, capable of delivering superior services in fast-growing commercial and government sectors. This advanced architecture will create a framework incorporating the most favorable characteristics of multi-band, multi-orbit satellites and terrestrial air-to-ground systems that can deliver higher speeds, more bandwidth, greater density of bandwidth at high demand locations like airport and shipping hubs and lower latency at lower cost than either company could provide alone.

Both companies have proven track records of product and service innovation. Viasat has advanced North American residential and aviation connectivity and defense communications with technology and business models embraced by customers. Viasat is also recognized for driving change through its pioneering ultra-high-capacity satellite technology, which has delivered superior value at attractive, affordable economics.

Inmarsat has an exceptional presence in the growing global mobility segment and is at the forefront of network design with its recently announced multi-dimensional mesh network. It is preparing to expand its global network later this year with its most powerful and advanced software-defined commercial communications satellites ever, offering both Ka- and L-band capabilities. Inmarsat has a global presence, a robust distribution channel spanning the rapidly growing mobility, government, IoT and enterprise sectors and currently provides safety and connectivity services to more than one million mobility and defense platforms.

The combined company will be able to offer:

•

A broad portfolio of spectrum licenses across the Ka-, L- and S-bands and a fleet of 19 satellites in service with an additional 10 spacecraft under construction and planned for launch within the next three years.

•

A global Ka-band footprint, including planned polar coverage, to support bandwidth-intensive applications, augmented by L-band assets that support all-weather resilience and highly reliable, narrowband and IoT connectivity.

•

The ability to unlock greater value from Inmarsat’s L-band spectrum and existing space assets by incorporating Viasat’s state-of-the-art beamforming, end-user terminal and payload technologies and its hybrid multi-orbit space-terrestrial networking capabilities.

•	Viasat’s highly vertically-integrated technology and service offerings, along with Inmarsat’s extensive eco-system of technology, manufacturing and service distribution.

“This is a transformative combination that advances our common ambitions to connect the world. The unique fusion of teams, technologies and resources provides the ingredients and scale needed for profitable growth through the creation and delivery of innovative broadband and IoT services in new and existing fast-growing segments and geographies,” said Viasat’s Executive Chairman Mark Dankberg. “Inmarsat’s dual-band global mobile network, unique L-band resources, skills and capabilities in the U.K. and excellent technical and operational talent worldwide, are powerful complements to Viasat’s business. Together, we can advance broadband communications and create new hybrid space and terrestrial networks that drive greater performance, coverage, speed, reliability and value for customers. We look forward to welcoming the Inmarsat team into the Viasat family.”

“Joining with Viasat is the right combination for Inmarsat at the right time,” said Rajeev Suri, CEO of Inmarsat. “Viasat is a terrific innovator and Inmarsat brings some powerful additions: global reach, a broad distribution channel, robust business momentum and a presence in highly attractive global mobility segments. Together, the two companies will create a new global player with the scale and scope to help shape the future of a dynamic and growing industry. The combination will create a strong future for Inmarsat and be well-positioned to offer greater choice for customers around the world, enhanced scope for partners and new opportunities for employees. The industrial logic is compelling and ensures that the U.K. has a strong and sustainable presence in the critical space sector for the long term.”

Rick Baldridge, Viasat’s president and CEO added, “This strategic move gives Viasat the scale to increase the pace of innovation that drives new and better services for our customers, broadens the opportunities for our employees and provides a foundation for significant positive free cash flow, with potential upside from a revitalization of L-band and IoT service growth. Plus, we will have expanded scale and presence in the $1.6 trillion broadband and IoT sectors. I’m excited about the opportunities ahead and looking forward to setting up the combined organization for long-term success.”

Driving increased innovation and sustainability in the U.K. space sector

Viasat plans to build on Inmarsat’s presence in the U.K. and is committed to preserving and growing the investment of the combined company in U.K. space communications, as well as supporting the recently published National Space Strategy. The combined company will cooperatively engage with the U.K. government with a view to operating in the U.K. consistent with the commitments previously made by Inmarsat/Connect BidCo, and expects continued constructive engagement across the U.K.’s thriving innovation ecosystem. It further intends to work closely with the U.K. government to bring additional space capabilities and other advanced technologies to the country as well as long-term, highly skilled engineering and related jobs for U.K.-based employees. Viasat plans to preserve and grow Inmarsat’s London headquarters, as well as its footprint in Australia and Canada and across Europe, the Middle East, Africa and Asia Pacific.

Transaction terms and financial highlights

Under the terms of the agreement, Inmarsat’s shareholders will receive $850.0 million in cash, subject to adjustments, and approximately 46.36 million newly issued Viasat shares valued at $3.1 billion, based on the closing price of $67.00 per Viasat share on November 5, 2021. At closing, on a pro forma basis, Inmarsat shareholders are expected to be issued shares representing an aggregate of 37.5% of Viasat stock on a fully diluted basis, with each of the existing Inmarsat shareholders receiving shares representing less than 10%.

The combined company’s revenue and earnings profile is expected to be more diverse, resilient and global.Viasat estimates that the combined company has the potential for mid-teens percentage revenue and Adjusted EBITDA growth with a fully funded path to positive free cash flow, with upside from new IoT applications and greater utilization of global space assets.

This transaction is expected to deliver meaningful and enduring capital, operating and cross-selling revenue synergies, with operating and capital expenditure synergies alone expected to drive value creation of $1.5 billion on an after-tax NPV basis. In addition, both companies are nearing the end of unusually intensive capital investment cycles within the next 24 to 36 months and expect significant subsequent benefits from converging their respective architectures into a joint, high-performance global network.

Financing overview

Viasat has obtained financing commitments for $2.3 billion of new debt facilities required to complete this transaction, a portion of which is to be raised between signing and closing to fund Viasat’s standalone growth expenditures. Viasat also plans to assume $2.1 billion in principal amount of Inmarsat senior secured bonds and $1.7 billion outstanding under Inmarsat’s $2.4 billion of senior secured credit facilities.    Viasat has also obtained commitments of $3.2 billion to backstop certain amendments required under Viasat’s $700 million credit facility, $88.4 million outstanding under Viasat’s Ex-Im credit facility and Inmarsat’s $2.4 billion of senior secured credit facilities. Upon closing, the combined company is expected to have a fully funded path to generating positive free cash flow on a timeline substantially consistent with Viasat’s previous standalone guidance. Assuming closing occurs during the second half of calendar year 2022, Viasat’s pro forma net leverage ratio at December 31, 2022 is projected to be approximately 5.0x LTM Adjusted EBITDA and is expected to decline to less than 4.0x within 24 months thereafter.

Leadership, governance and closing conditions

The transaction has been unanimously approved by the boards of directors of both Viasat and Inmarsat. In addition, The Baupost Group, L.L.C., Viasat’s largest shareholder, has agreed to vote in favor of the transaction. At the closing of the transaction, Viasat intends to expand its board of directors from eight to ten members, with Andrew Sukawaty, current chairman of Inmarsat, being appointed as one of the two new board members. A second new board member will be appointed at transaction closing by the current Inmarsat shareholders.

During the period prior to the closing of the transaction, Viasat expects members of Inmarsat’s management team to continue to execute its strategy and provide leadership, in-depth industry knowledge and customer relationship support. Decisions regarding management of the combined company following the closing of the transaction will be made as part of the integration planning process.

The transaction is expected to close in the second half of calendar year 2022, subject to the approval of Viasat stockholders, the receipt of certain regulatory approvals and clearances and the satisfaction of other customary closing conditions.

Advisors

PJT Partners is serving as financial advisor to Viasat, provided a fairness opinion to the board of directors of Viasat, and is also serving as capital markets advisor, arranging the committed financing for the transaction. Latham & Watkins LLP and Linklaters are serving as legal advisors to Viasat. Barclays, J.P. Morgan Securities plc and Trinity Advisers are acting as financial advisors to Inmarsat. Kirkland & Ellis, Clifford Chance and Steptoe & Johnson LLP are serving as legal advisors to Inmarsat and its majority shareholders.

Conference call

Viasat and Inmarsat will host a conference call and webcast for investors at 8:00 a.m. Eastern Time on November 8, 2021, to discuss the transaction. To participate on the live conference call, please dial: (877) 640-9809 in the U.S. or (914) 495-8528 internationally, and reference the conference ID 5854938. The live webcast will be available on Viasat’s investor relations website at: investors.viasat.com.

A replay of the conference call will be made available from 11:00 a.m. Eastern Time on November 8, 2021, until 11:00 a.m. Eastern Time on November 10, 2021. To access the replay, please dial: (855) 859-2056 in the U.S. and (404) 537-3406 internationally, and enter the conference ID 5854938. The webcast will be archived and available on the Viasat investor relations website for approximately one month immediately following the conference call.

About Inmarsat

Inmarsat is a world leader in global, mobile satellite communications. It owns and operates the world’s most diverse global portfolio of mobile telecommunications satellite networks, and holds a multi-layered, global spectrum portfolio, covering L-band, Ka-band and S-band, enabling unparalleled breadth and diversity in the solutions it provides. Inmarsat’s long-established global distribution network includes not only the world’s leading channel partners but also its own strong direct retail capabilities, enabling end to end customer service assurance.

Inmarsat has an unrivalled track record of operating the world’s most reliable global mobile satellite telecommunications networks, sustaining business and mission critical safety and operational applications for more than 40 years. It is also a major driving force behind technological innovation in mobile satellite communications, sustaining its leadership through a substantial investment and a powerful network of technology and manufacturing partners.

Inmarsat operates across a diversified portfolio of sectors with the financial resources to fund its business strategy and holds leading positions in the Maritime, Government, Aviation and Enterprise satcoms sectors, operating consistently as a trusted, responsive and high-quality partner to its customers across the globe. For further information, follow us: Twitter | LinkedIn | Facebook | YouTube | Instagram.

About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. For more than 35 years, Viasat has helped shape how consumers, businesses, governments and militaries around the world communicate. Today, the Company is developing the ultimate global communications network to power high-quality, secure, affordable, fast connections to impact people’s lives anywhere they are—on the ground, in the air or at sea. To learn more about Viasat, visit: www.viasat.com, go to Viasat’s Corporate Blog, or follow the Company on social media at: Facebook, Instagram, LinkedIn, Twitter or YouTube.

Additional Information About the Transaction and Where You Can Find It

This communication is being made in respect of the proposed business combination transaction between Viasat and Inmarsat pursuant to the terms of that certain Share Purchase Agreement, dated as of November 8, 2021, by and among Viasat and the shareholders of Inmarsat. Viasat intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in respect of a stockholder meeting to obtain stockholder approval in connection with the transaction. The definitive proxy statement will be sent or given to the stockholders of Viasat and will contain important information about the transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIASAT, INMARSAT AND THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of these materials (when available) and other documents filed by Viasat with the SEC through the website maintained by the SEC at www.sec.gov. In addition, free copies of these materials will be made available free of charge through Viasat’s website at https://www.viasat.com.

Participants in the Solicitation

Viasat, and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Viasat in connection with the transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Viasat’s stockholders in connection with the transaction will be set forth in Viasat’s definitive proxy statement for its stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the transaction will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the transaction.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future events that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, forecasts and projections about the industries in which Viasat and Inmarsat operate and the beliefs and assumptions of their respective management. The parties use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words and similar expressions to identify forward-looking statements. Forward looking statements include, among others, statements that refer to the benefits of and realization of synergies from the transaction, including expected resulting enhancements to the combined company’s systems, products and services and the anticipated operations, footprint, financial position, liquidity, free cash flow, leverage, performance, prospects or growth, scope and scale opportunities of Viasat, Inmarsat or the combined company; integration activities; the anticipated value of the combined business to Viasat and stakeholders; the expected performance of Viasat’s and Inmarsat’s technologies; expected impact of the transaction on Viasat’s results of operations and financial condition; anticipated growth and trends in the business or key markets; the closing of the transaction, including the need for stockholder approval and the satisfaction of regulatory and other closing conditions; and plans, objectives and strategies for future operations. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: risks and uncertainties related to the transaction, including the failure to obtain, or delays in obtaining, required regulatory approvals or clearances; the risk that any such approval may result in the imposition of conditions that could adversely affect Viasat, the combined company or the expected benefits of the transaction; the failure to satisfy any of the closing conditions to the transaction on a timely basis or at all; any adverse impact on the business of Viasat or Inmarsat as a result of uncertainty surrounding the transaction; the nature, cost and outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement for the transaction, including in circumstances requiring Viasat to pay a termination fee; the risk that Viasat’s stock price may decline significantly if the transaction is not consummated; the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; risks that the transaction disrupts current plans and operations or diverts management’s attention from its ongoing business; the effect of the announcement of the transaction on the ability of Viasat to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; the ability of Viasat to successfully integrate Inmarsat operations, technologies and employees; the ability to realize anticipated benefits and synergies of the transaction, including the expectation of enhancements to Viasat’s products and services, greater revenue or growth opportunities, operating efficiencies and cost savings; the ability to ensure continued performance and market growth of the combined company’s business; changes in the global business environment and economic conditions; the availability and cost of credit; risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; Viasat’s or the combined company’s ability to successfully develop, introduce and sell new technologies, products and services; changes in relationships with key customers, suppliers, distributors, resellers and others as a result of the transaction or otherwise; Viasat’s and Inmarsat’s reliance on a limited number of third parties to manufacture and supply their respective products; the risk of litigation or regulatory actions to Viasat and/or Inmarsat; inability to retain key personnel; the impact of the COVID-19 pandemic on Viasat’s or Inmarsat’s business, suppliers, consumers, customers, and employees or the overall economy; Viasat’s and the combined company’s level of indebtedness and ability to comply with applicable debt covenants; and other factors affecting the communications industry generally. In addition, please refer to the risk factors contained in Viasat’s SEC filings available at www.sec.gov, including Viasat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and such reports that are subsequently filed with the SEC, including the definitive proxy statement to be filed with the SEC in connection with the transaction. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Viasat undertakes no obligation to update or revise any forward-looking statements for any reason.

Copyright © 2021 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners. The Inmarsat logo and all other Inmarsat trademarks in this document are owned by Inmarsat Global Limited. © Inmarsat Global Limited. All rights reserved.

Viasat, Inc. Contacts:

Chris Phillips, Public Relations, +1 (760) 476-2322, christina.phillips@viasat.com

Peter Lopez, Investor Relations, +1 (760) 476-2633, IR@viasat.com

Jonathan Doorley, Brunswick Group, +1 (917) 231-6201, jdoorley@brunswickgroup.com

Chris Blundell, Brunwick Group, + 44 (0) 20 7404 5959, cblundell@brunswickgroup.com

Paul Durman, Brunswick Group, +44 (0) 779 352 2824, pdurman@brunswickgroup.com

Inmarsat Contacts:

Jonathan Sinnatt, Corporate Communications, +44 (0)788 960 5272, press@inmarsat.com

Tim Burt, Teneo, +44 7583 413254, tim.burt@teneo.com

Katherine Kim, Teneo, +1 (917) 455-4102, katherine.kim@teneo.com

# # #